AMSC Reports First Quarter Fiscal 2016 Financial Results and Provides Business Outlook
Company to host conference call today at 10:00 am ET

Devens, MA – August 9, 2016 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its first quarter of fiscal 2016 ended June 30, 2016.

Revenues for the first quarter of fiscal 2016 were $13.3 million, compared with $23.7 million for the same period of fiscal 2015. The year over year decrease in revenues was largely due to lower Wind segment revenues during the first quarter of fiscal 2016.

AMSC’s net loss for the first quarter of fiscal 2016 increased to $10.4 million, or $0.76 per share, from $9.1 million, or $0.75 per share, for the same period of fiscal 2015. The Company’s non-GAAP net loss for the first quarter of fiscal 2016 was $8.7 million, or $0.64 per share, which stayed flat compared with a non-GAAP net loss of $8.7 million, or $0.72 per share, in the same period of fiscal 2015. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash at June 30, 2016 totaled $36.6 million, compared with $40.7 million at March 31, 2016.

“Considering the working capital constraints of our largest customer, Inox Wind, in the first quarter, our financial performance was in line with our expectations,” said Daniel P. McGahn, President and CEO, AMSC. “We remain focused on executing on our objectives for fiscal 2016 and we believe that our wind segment will generate stronger revenues in the quarters ahead.”

Business Outlook
“While Inox has completed making the necessary pre-payments under the contracts executed last December, shipments of our electrical control systems to Inox are expected to be back end loaded in the second quarter,” said McGahn. For the second quarter ending September 30, 2016, AMSC expects that its revenues will be in the range of $16.0 million to $18.0 million. The Company’s net loss for the second quarter of fiscal 2016 is expected to be less than $12.5 million, or $0.88 per share. In addition, AMSC expects that its non-GAAP net loss (as defined below) for the second quarter of fiscal 2016 will be less than $12.0 million, or $0.85 per share.

AMSC Reports Q1FY16 Results	Page 2

Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 785-830-1916 and using conference ID 4754410.

About AMSC (NASDAQ: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our expectations regarding anticipated financial results, the strength of future revenues in our Wind segment, the timing of shipments of electric control systems to Inox, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox, and shipments to Inox may not commence in the time frame we expect or at all; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs;Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor (“HTS”) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including India and China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these countries; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2016, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q1FY16 Results	Page 3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended June 30,
	2016	2015
Revenues
Wind	$5,675	$18,164
Grid	7,670	5,559
Total revenues	$13,345	$23,723

Cost of revenues	12,482	20,503

Gross profit	863	3,220

Operating expenses:
Research and development	2,952	3,162
Selling, general and administrative	7,216	7,535
Impairment of minority interest investment	—	741
Amortization of acquisition related intangibles	39	39
Total operating expenses	10,207	11,477

Operating loss	(9,344)	(8,257)

Change in fair value of derivatives and warrants	(678)	800
Interest expense, net	(135)	(318)
Other income (expense), net	126	(772)
Loss before income tax expense	(10,031)	(8,547)

Income tax expense	324	574

Net loss	$(10,355)	$(9,121)

Net loss per common share
Basic	$(0.76)	$(0.75)
Diluted	$(0.76)	$(0.75)

Weighted average number of common shares outstanding
Basic	13,676	12,111
Diluted	13,676	12,111

AMSC Reports Q1FY16 Results	Page 4

UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	June 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$35,211	$39,330
Accounts receivable, net	7,039	19,264
Inventory	28,887	18,512
Prepaid expenses and other current assets	4,086	5,778
Restricted cash	441	457
Total current assets	75,664	83,341

Property, plant and equipment, net	48,318	49,778
Intangibles, net	712	854
Restricted cash	934	934
Deferred tax assets	94	96
Other assets	329	315
Total assets	$126,051	$135,318

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$24,694	$23,156
Note payable, current portion, net of discount of $119 as of June 30, 2016 and $42 as of March 31, 2016	3,047	2,624
Derivative liabilities	3,905	3,227
Deferred revenue	12,752	12,000
Total current liabilities	44,398	41,007

Note payable, net of discount of $133 as of March 31, 2016	—	1,367
Deferred revenue	8,344	9,269
Deferred tax liabilities	63	63
Other liabilities	57	63
Total liabilities	52,862	51,769

Commitments and contingencies (Note 12)

Stockholders' equity:
Common Stock	143	141
Additional paid-in capital	1,012,918	1,011,813
Treasury stock	(1,341)	(881)
Accumulated other comprehensive income	8	660
Accumulated deficit	(938,539)	(928,184)
Total stockholders' equity	73,189	83,549
Total liabilities and stockholders' equity	$126,051	$135,318

AMSC Reports Q1FY16 Results	Page 5

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended June 30,
	2016	2015
Cash flows from operating activities:

Net loss	$(10,355)	$(9,121)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,871	2,028
Stock-based compensation expense	999	1,128
Impairment of minority interest investment	—	746
Provision for excess and obsolete inventory	272	602
Write-off prepaid taxes	—	820
Loss from minority interest investment	—	356
Change in fair value of derivatives and warrants	678	(800)
Non-cash interest expense	56	111
Other non-cash items	(307)	553
Changes in operating asset and liability accounts:
Accounts receivable	12,192	1,414
Inventory	(10,750)	2,968
Prepaid expenses and other current assets	1,555	271
Accounts payable and accrued expenses	1,650	(3,024)
Deferred revenue	79	(1,087)
Net cash used in operating activities	(2,060)	(3,035)

Cash flows from investing activities:
Net cash used in investing activities	(271)	(64)

Cash flows from financing activities:
Net cash (used in) / provided by financing activities	(1,461)	21,183

Effect of exchange rate changes on cash and cash equivalents	(327)	(13)

Net (decrease) / increase in cash and cash equivalents	(4,119)	18,071
Cash and cash equivalents at beginning of period	39,330	20,490
Cash and cash equivalents at end of period	$35,211	$38,561

AMSC Reports Q1FY16 Results	Page 6

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three months ended June 30,
	2016	2015
Net loss	$(10,355)	$(9,121)
Stock-based compensation	999	1,128
Amortization of acquisition-related intangibles	39	39
Impairment of minority interest investment	—	741
Consumption of zero cost-basis inventory	(158)	(846)
Change in fair value of derivatives and warrants	678	(800)
Non-cash interest expense	56	111
Tax effect of adjustments	25	$—
Non-GAAP net loss	$(8,716)	$(8,748)

Non-GAAP loss per share	$(0.64)	$(0.72)
Weighted average shares outstanding - basic and diluted	13,676	12,111

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
September 30, 2016
Net loss	$(12.5)
Stock-based compensation	0.7
Consumption of zero-cost inventory	(0.2)
Non-GAAP net loss	$(12.0)
Non-GAAP net loss per share	$(0.85)
Shares outstanding	14.1

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; amortization of acquisition-related intangibles; impairment of minority interest investment; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:
Brion D. Tanous
AMSC Investor Relations
Phone: 424-634-8592
Email: Brion.Tanous@amsc.com